FIRST REFINANCING AMENDMENT

Dated as of October 25, 2017

to the

CREDIT AGREEMENT

Dated as of June 6, 2014

among

COMPASS GROUP DIVERSIFIED HOLDINGS LLC,
as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent,

and

THE OTHER LENDERS PARTY HERETO

Arranged By:

BANK OF AMERICA MERRILL LYNCH,
SUNTRUST ROBINSON HUMPHREY, INC.
TD SECURITIES (USA) LLC,
US BANK, NATIONAL ASSOCIATION
and
FIFTH THIRD BANK,
as Joint Lead Arrangers,

and

BANK OF AMERICA MERRILL LYNCH
and
SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Bookrunners

FIRST REFINANCING AMENDMENT

THIS FIRST REFINANCING AMENDMENT (this “Amendment”) dated as of October 25, 2017 to the Credit Agreement referenced below is by and among Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Borrower”), the Refinancing Lenders (defined below) and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to that certain Credit Agreement dated as of June 6, 2014 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has notified the Administrative Agent that pursuant to Section 2.16 of the Credit Agreement certain financial institutions and institutional lenders identified to the Administrative Agent (the “Refinancing Lenders”) have agreed to provide a Refinancing Loan in the aggregate principal amount of $561,393,750 (the “Refinancing Term Loan”) on the terms and conditions set forth herein to refinance in full the Term Loan.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as amended by this Amendment).

2.	Establishment of Refinancing Term Loan.

2.1    This Amendment is a Refinancing Amendment.

2.2    Subject to the terms and conditions provided herein, the Refinancing Term Loan is established pursuant to Section 2.16 of the Credit Agreement.
2.3    Subject to the terms and conditions set forth herein and the Credit Agreement (as amended by this Amendment), each Refinancing Lender severally agrees to make its portion of the Refinancing Term Loan to the Borrower in Dollars in a single advance on the date hereof in the amount as set forth on the Register (immediately after giving effect to this Amendment) (including, in the case of those Lenders holding a portion of the Term Loan (each a “Converting Lender”) who have notified the Administrative Agent of their intention to convert some or all of the portion of the existing Term Loan held by such Converting Lender and reflected on the Register (immediately prior to giving effect to this Amendment) opposite such Converting Lender’s name into a portion of the Refinancing Term Loan, by effecting such conversion).
2.4    Substantially concurrent with the advance of the Refinancing Term Loan, the Borrower shall prepay the Term Loan in full with the proceeds of the Refinancing Term Loan (or, to the extent of the portion of the Term Loan held by Converting Lenders, convert such portion of the Term Loan into the Refinancing Term Loan as allocated by the Administrative Agent) and shall pay any amount required pursuant to Section 3.05 of the Credit Agreement as a result of such prepayment of the Term Loan.
2.5    Immediately after the advance of the Refinancing Term Loan, the Refinancing Term Loan shall be deemed the “Term Loan” for all purposes of the Credit Agreement and the other Loan Documents, each reference to the Term Loan in the Credit Agreement and the other Loan Documents shall be deemed to mean Refinancing Term Loan and the Refinancing Term Loan shall be subject to all of the terms and conditions applicable to the Term Loan set forth in the Credit Agreement (as amended by this Amendment) and the other Loan Documents.

2.6    In connection with the establishment of the Refinancing Term Loan, the Credit Agreement is amended in the following respects:
2.6.1    Clause (a) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended to read as follows:
(a)    with respect to the Term Loan, 2.25% per annum in the case of Eurodollar Rate Loans and 1.25% per annum in the case of Base Rate Loans.

2.6.2.    In Section 2.05(a)(iii) of the Credit Agreement the reference to “September 16, 2017” is amended to read “October 25, 2018”.

3.
Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent in each case in a manner reasonably satisfactory to the Administrative Agent:

3.1    Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of the Borrower, the Administrative Agent on behalf of each Refinancing Lender holding a portion of the Refinancing Term Loan that delivers a consent to this Amendment in a form acceptable to the Administrative Agent and the Administrative Agent.

3.2    Opinion of Counsel. Receipt by the Administrative Agent of customary opinions of legal counsel to the Borrower, addressed to the Administrative Agent and each Refinancing Lender, dated as of the date hereof, and in form and substance reasonably satisfactory to the Administrative Agent.

3.3    Closing Certificate; Resolutions. Receipt by the Administrative Agent of a certificate of the Borrower (a) certifying and attaching resolutions adopted by the board of directors or equivalent governing body of the Borrower approving this Amendment and (b) certifying that, before and after giving effect to this Amendment, each of the conditions set forth in Section 4.02 of the Credit Agreement are satisfied.

3.4    Accrued Interest and Fees. Receipt by the Administrative Agent from the Borrower of all accrued interest and fees owing on the Term Loan as of the date hereof for the benefit of the Lenders holding the Term Loan immediately before giving effect to this Amendment.

3.5    Fees. Receipt by the Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Lenders of any fees required to be paid on or before the date of this Amendment.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Refinancing Lender that has consented to this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Refinancing Lender unless the Administrative Agent shall have received notice from such Refinancing Lender prior to the date of this Amendment specifying its objection thereto.

4.    Miscellaneous.

4.1    The Credit Agreement (as amended hereby) and the obligations of the Borrower thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent, any Lender or any L/C Issuer of any rights and remedies under the Loan Documents, at law or in equity.

4.2    This Amendment shall constitute a Loan Document for all purposes.

4.3    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or other electronic means (such as by email in “pdf” or “tif” format) shall be effective as an original and shall constitute a representation that an executed original shall be delivered. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment will inure to the benefit of and bind the respective successors and permitted assigns of the parties hereto.

4.4    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TERMS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Refinancing Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	COMPASS GROUP DIVERSIFIED HOLDINGS LLC,
a Delaware limited liability company

By: /s/ Ryan Faulkingham
Name: Ryan Faulkingham
Title: Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent on
behalf of itself and on behalf of each Refinancing Lender

By: /s/ Charlene Wright-Jones
Name: Charlene Wright-Jones
Title: Vice President